                       SONA MOBILE APPOINTS SHAWN KRELOFF
                             CHIEF EXECUTIVE OFFICER

NEW YORK . . . MAY 9, 2006 . . . Sona Mobile Holdings Corp. (OTC Bulletin Board:
SNMB.OB), a leading provider of wireless technologies for the entertainment and gaming industries, announced today that Chairman of the Board Shawn Kreloff has been appointed as Chief Executive Officer and President. Effective immediately,
Kreloff replaces John Bush who will continue to assist with projects currently under development in the company's financial services and enterprise division.

Kreloff joined Sona Mobile as Chairman of the Board in January 2004 and has been instrumental in Sona's development of wireless solutions appropriate for the entertainment and gaming industries. In his role as Chairman and Gaming and
Entertainment Managing Director, Kreloff has overseen the company's entry into the wireless gaming arena through its global strategic alliance with Shuffle
Master, Inc. (NASDAQ NMS: SHFL), which resulted in a $3 million equity investment in January 2006 and Shuffle Master President Paul C. Meyer being appointed to the Board. Additionally, Kreloff has overseen the development of numerous wireless gaming products built on the Sona Wireless Platform(TM)
including mWager(TM), mCasino(TM) and mSportsbook(TM), and has spearheaded the company's development of mobile applications for the entertainment industry including the recently announced BlackBerry(R) Media Player(TM).

"I am pleased to have the opportunity to guide Sona Mobile's future growth and development and to oversee the repositioning that will enable us to focus more fully on the applications we believe will lead to a more scalable, growing business," Kreloff stated. "With the rapid proliferation of wireless technology into markets beyond the financial services industry, we believe the largest opportunities for Sona's future growth lie in gaming and entertainment, and in the past year we have focused our attention on developing platforms that meet the needs of these rapidly growing industries. As a result, Sona's new mandate is to be the leading provider of wireless gaming applications, and this directive is now the focus of our entire management team and our Board of
Directors."

Kreloff continued, "By developing gaming and entertainment industry applications that leverage the Sona Wireless Platform's exceptional functionality, our product line will continue to grow and will allow us to further penetrate our new gaming and entertainment core markets. The Casino On DemandTM platform we are developing as part of our strategic alliance with Shuffle Master will enable both in-casino WiFi gaming as well as off-property wagering from mobile devices within areas where mobilized gaming is permitted, and will include Sona's proprietary mWager and Sportsbook platforms. We have also made strides into the wireless entertainment market, most recently through the launch of our
BlackBerry(R) Media Player, which will allow users to watch horse racing and sports video on their mobile devices. Finally, our Call MasterTM product will enable gaming systems to contact winners directly over their mobile devices. We are

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confident that these new products will rapidly be embraced by their respective industries and will help ensure Sona Mobile's future growth and vitality. "

ABOUT SONA MOBILE
Sona Mobile Inc. is a leading provider of secure mobile solutions for access to financial and enterprise information, and gaming and entertainment applications.
Through its technology, Sona is able to deliver a rich client experience without compromising performance or security. Sona's key differentiator is the innovative Sona Wireless Development Platform (SWP) and 3D mobile methodology.
The Sona Wireless Platform (SWP) architecture works across a wide range of mobile devices and operating systems, including Research In Motion's
BlackBerry(R) and Microsoft Corp's Windows Mobile(R) lines, without compromising performance or security. Founded in 2000, Sona has offices and subsidiaries in the United States, Canada and the United Kingdom. Sona's global partnership with
Shuffle Master, Inc. utilizes the SWP to provide users with wireless in-casino gaming. For more information, visit the company Web site at www.sonamobile.com.

FORWARD-LOOKING STATEMENT
This release contains forward-looking statements that are based on management's current beliefs and expectations about future events, as well as on assumptions made by and information available to management. The Company considers such statements to be made under the safe harbor created by the federal securities laws to which it is subject, and assumes no obligation to update or supplement such statements. Forward-looking statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: changes in the level of consumer or commercial acceptance of the Company's existing products and new products as introduced; advances by competitors; acceleration and/or deceleration of various product development, promotion and distribution schedules; product performance issues; higher than expected manufacturing, service, selling, administrative, product development, promotion and/or distribution costs; changes in the Company's business systems or in technologies affecting the Company's products or operations; reliance on strategic relationships with distributors and technology and manufacturing vendors;
results from current and/or future litigation or claims; tax matters, including changes in tax legislation or assessments by taxing authorities; acquisitions or divestitures by the Company or its competitors of various product lines or businesses and, in particular, integration of businesses that the Company may acquire; changes to the Company's intellectual property portfolio, such as the issuance of new patents, new intellectual property licenses, loss of licenses, claims of infringement or invalidity of patents; regulatory and jurisdictional issues (e.g., technical requirements and changes, delays in obtaining necessary approvals, or changes in a jurisdiction's regulatory scheme or approach, etc.)
involving the Company and its products specifically or the gaming industry in general; general and casino industry economic conditions; the financial health of the Company's casino and distributor customers, suppliers and distributors, both nationally and internationally; the Company's ability to meet its debt service obligations, including the Notes, and to refinance its indebtedness, which will depend on its future performance and other conditions or events and will be subject to many factors that are beyond the Company's control; and
various risks related to the Company's customers' operations in countries outside the United States, including currency fluctuation risks, which could increase the volatility of the Company's results from such operations.
Additional information on these and other risk factors that could potentially affect the Company's financial results may be found in

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documents filed by the Company with the Securities and Exchange Commission, including the Company's current reports on Form 8-K, quarterly reports on Form
10-Q and annual report on Form 10-K.

For additional information, please contact:

Alicia Collins
Sona Mobile, Inc.
1 (212) 918-0569
alicia.collins@sonamobile.com
-----------------------------

Don Duffy
ICR for Sona Mobile
1-203-682-8200
dduffy@icrinc.com
-----------------

Jeanine Oburchay
ICR for Sona Mobile
1-203-682-8240
joburchay@icrinc.com
--------------------

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